Calculation of Filing Fee Tables
S-3
Ventas, Inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock of Ventas, Inc.	457(r)			$ 2,000,000,000.00	0.0001476	$ 295,200.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 2,000,000,000.00		$ 295,200.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 295,200.00
Offering Note
[1]	This registration fee table shall be deemed to update the "Calculation of Registration Fee" in the Registration Statement of Ventas, Inc. (the "Registrant") on Form S-3ASR (File No. 333-277185) filed on February 20, 2024 in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933. The prospectus supplement to which this Exhibit is attached is a final prospectus for the related offering.